Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “ Experts” and to use of our report dated November 22, 2016 with respect to the financial statements of Therapix Biosciences Ltd. included in the Registration Statement on Form F-1 (No. 333- 214458) of Therapix Biosciences Ltd. dated November 23, 2016.

Haifa, Israel	/s/ KOST, FORER, GABBAY & KASIERER
November 23, 2016	A Member of Ernst & Young Global